UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 2006


                             EMPIRE RESOURCES, INC.
               (Exact Name Of Registrant As Specified In Charter)


        Delaware                  001-12127                22-3136782
(State of Incorporation)     (Commission File No.)      (I.R.S. Employer
                                                       Identification No.)

                                One Parker Plaza
                           Fort Lee, New Jersey 07024
          (Address of principal executive offices, including zip code)


                                 (201) 944-2200
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry Into A Material Definitive Agreement.
            ------------------------------------------

           On February 9, 2006, Empire Resources, Inc. (the "Company") entered into Amendment No. 8 (the "Amendment") to its Credit Agreement, dated as of December 21, 2000, as amended (the "Credit Agreement"), with Brown Brothers Harriman & Co., Citicorp USA, Inc., Rabobank International, New York branch, and JPMorgan Chase Bank, N.A. (the "Bank"), as a lender and as agent for the lenders.

           The Amendment amended the Credit Agreement to allow for the issuance of a $5,000,000 promissory note (the "Note"). The Note was issued to the Company by the Bank on February 9, 2006 and matures on the earlier of March 31, 2006 or the date on which the outstanding indebtedness under the Credit Agreement is refinanced. Borrowings under the Note will bear interest equal to the Bank's prime rate, an adjusted LIBO rate plus 2.5% or at a money market rate quoted to the Company by the Bank. The Note provides for customary events of default and includes a cross default in the event of any event of default under the Credit Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an
            -------------------------------------------------------------------
            Off-Balance Sheet Arrangement of a Registrant.
            ----------------------------------------------

           The information from Item 1.01 above is incorporated by reference into this Item 2.03.











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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  EMPIRE RESOURCES, INC.


Date: February 15, 2006                           /s/ Sandra Kahn
                                                  ------------------------------
                                                  Sandra Kahn
                                                  Chief Financial Officer












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